UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On June 10, 2008, Marriott International, Inc. (together with its subsidiaries, the “Company”) sold a pool of approximately $300 million in timeshare mortgage loans (the “Mortgage Loans”) to Marriott Vacation Club Owner Trust 2008-1 (the “Trust”). On the same day, investors purchased $246 million in 7.198 percent Timeshare Loan Backed Notes (the “Notes”) from the Trust in a private placement.

As consideration for the sale of the Mortgage Loans, the Company received initial cash proceeds of approximately $240 million and a subordinated residual interest in the Trust, through which it expects to realize the remaining value of the Mortgage Loans over time. The Company will recognize approximately $28 million of gain in the second quarter of 2008 as a result of these transactions.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the Company’s June 10, 2008 press release announcing the issuance of the Notes is attached as Exhibit 99 to this report.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99 - Press release issued on June 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: June 10, 2008	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

EXHIBIT INDEX

Exhibit No.	Description
99	Press release issued on June 10, 2008.

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